Exhibit 99.3

CONSTELLATION BRANDS REPOSITIONS WINE AND SPIRITS BUSINESS
TO A PORTFOLIO OF EXCLUSIVELY HIGHER-GROWTH, HIGHER-MARGIN
BRANDS ALIGNED TO CONSUMER-LED PREMIUMIZATION TRENDS
•Signs agreement with The Wine Group to divest1 primarily mainstream wine brands and related facilities from its wine and spirits portfolio
•Retained portfolio for Constellation includes a collection of award-winning, iconic brands, predominantly priced $15 and above and in growing segments and channels

Rochester, N.Y., Apr. 9, 2025 – Constellation Brands, Inc. (NYSE: STZ), a leading beverage alcohol company, announced today that it has signed an agreement with The Wine Group to divest primarily mainstream wine brands and related vineyards and facilities from its wine portfolio. The transaction is subject to the satisfaction of certain closing conditions, including the receipt of regulatory approval, and is expected to close immediately following the end of Constellation’s first quarter of its fiscal year 2026.
Constellation’s retained wine portfolio will consist of a collection of highly regarded wines from top regions around the world, predominantly priced $15 and above. This includes iconic Napa Valley brands Robert Mondavi Winery, Schrader, Double Diamond, To Kalon Vineyard Company, Mount Veeder Winery, and The Prisoner Wine Company; the My Favorite Neighbor family of wine brands from Paso Robles; Kim Crawford from New Zealand—producer of the #1 Sauvignon Blanc in the U.S.2; acclaimed Tuscan producer Ruffino Estates and Ruffino Prosecco; sought-after gems like Sea Smoke from Santa Barbara’s Santa Rita Hills AVA, Lingua Franca from Oregon’s Willamette Valley, and more. This outstanding collection is complemented by Constellation’s award-winning craft spirits portfolio including High West whiskey, Nelson’s Green Brier whiskey, Mi CAMPO tequila, Casa Noble tequila, and others.
“This transaction reflects our multi-year strategy to reconfigure our business, resulting in a portfolio of higher-end wine and craft spirits brands that are aligned to evolving consumer preferences and help bolster our competitive position,” said Bill Newlands, President and CEO, Constellation Brands. “Concentrating our wine and spirits portfolio in higher-growth segments remains an important element of our overall business strategy and complements our higher-end beer portfolio, aiming to ensure we continue to participate in more consumer occasions across beer, wine, and spirits.”
Brands to be divested to The Wine Group include Woodbridge, Meiomi, Robert Mondavi Private Selection, Cook’s, SIMI, and J. Rogét sparkling wine, along with associated inventory, facilities, and vineyards.
In preparing to manage a more focused wine and spirits business following the anticipated close of the transaction, and to help ensure the company’s enterprise-wide structure, resources, and investments are aligned to help optimize the performance of the business and drive accelerated growth, the company is undergoing a review of its organizational structuring. This review is anticipated to deliver net annualized cost savings in excess of $200 million by fiscal year 2028. The company expects the majority of this work to be completed within its fiscal year 2026.
Additional commentary and financial information related to the transaction will be included as part of Constellation Brands fiscal year and fourth quarter 2025 earnings release and financial tables, as well as other supporting materials, posted on Wednesday, April 9, 2025, after the close of the U.S. markets on the company’s investor relations website at ir.cbrands.com.

1 We entered into a definitive agreement to fully divest and, in certain instances, exclusively license the trademarks of a portion of our wine and spirits business, primarily centered around our remaining mainstream wine brands and associated inventory, wineries, vineyards, offices, and facilities
2 #1 in dollar sales, Circana, total U.S. Multi-Outlet + Convenience, 52 weeks ended March 23, 2025
ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.
Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford.
As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and we focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.
To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans, and objectives of management, including related to the repositioning of Constellation’s wine and spirits business, the anticipated closing of the transaction, the satisfaction of certain closing conditions including receipt of regulatory approval, the expected timetable for closing the transaction, Constellation’s efforts to align with evolving consumer preferences, bolster its competitive position, optimize performance, and drive accelerated growth, the outcome of the organizational structuring review, including the timing and amounts associated with anticipated net annualized cost savings, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.
The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that any of the events anticipated by the forward-looking statements will in fact occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the completion of the transaction on the expected terms, conditions, and timetable, regulatory requirements, the outcome of the organizational structuring review, the actual amount of net annualized cost savings achieved, the accuracy of all projections, and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2024 and its Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2024, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.com Carissa Guzski 315-525-7362 / carissa.guzski@cbrands.com	Joseph Suarez 773-551-4397 / joseph.suarez@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com